Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-136482) and S-8 (File No. 333-69913, File No. 333-79445, File No. 333-37912, File No. 333-76488, File No. 333-134509 and File No. 333-150809) of D&E Communications, Inc. of our report dated March 11, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, PA

March 11, 2009